SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                                December 31, 2002
                        (Date of earliest event reported)


                              CAVALIER HOMES, INC.
              (Exact name of registrant as specified in its charter)



                                    Delaware
                   (State or other jurisdiction of incorporation)




               1-9792                                   63-0949734
------------------------------------        --------------------------------
         (Commission File No.)              (IRS Employer Identification No.)



   32 Wilson Boulevard 100
    Addison, Alabama                                  35540
------------------------------              ------------------------------
(Address of principal executive offices)            (Zip Code)




                                (256) 747-9800
                --------------------------------------------
             (Registrant's telephone number, including area code)



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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------


     (c) EXHIBITS.

     Exhibit 99.1 Press Release dated December 31, 2002.


Item 9.   Regulation FD Disclosure.
          ------------------------

                  On December 31, 2002, Cavalier Homes, Inc. (the "Company") issued a press release announcing the closure of four manufacturing plants located in Graham, Texas; Cordele, Georgia; Haleyville, Alabama; and Belmont, Mississippi as part of its continuing efforts to keep production capacity aligned with industry demand. A copy of the Company's press release is attached to this Form 8-K as Exhibit 99.1.

Limitation on Incorporation by Reference

                  In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          CAVALIER HOMES, INC.
                                               (Registrant)


Date: December 31, 2002                By /s/ Michael R. Murphy
                                          -----------------------
                                              Michael R. Murphy
                                           Its Chief Financial Officer




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                              Exhibit Index

Exhibit                         Description


99.1                            Text of Press Release dated December 31, 2002.

                                                            EXHIBIT 99.1

               CAVALIER HOMES ANNOUNCES THE CLOSING OF FOUR PLANTS


     Addison, Ala. (December 31, 2002) - Cavalier Homes, Inc. (NYSE: CAV) today announced that it will close four manufacturing plants as part of the Company's continued efforts to keep its production capacity aligned with industry demand. The four plants, located in Graham, Texas; Cordele, Georgia; Haleyville, Alabama; and Belmont, Mississippi, are expected to close over the next few weeks. Cavalier will shift production from these plants, which employ approximately 800 people, to one or more of the Company's eight operating plants. The remaining plants also will handle dealer sales and customer service for the Company's homes.

     As a result of this action, Cavalier expects to record asset impairment charges and employee severance costs totaling between $4.5 million to $7.0 million ($4.0 million to $6.1 million after tax, or $0.23 to $0.35 per diluted share) in its fourth quarter ending December 31, 2002. This estimate is approximate and subject to change as more information, including property appraisals and determination of possible employee transfers, becomes available.

     In the fourth quarter last year, Cavalier recorded $1,003,000 of impairment and other related charges and $539,000 of inventory losses on dealer failures. The Company's net income for the year-earlier quarter, after those charges, totaled $1,250,000 or $0.07 per share.

     Commenting on the announcement, David Roberson, President and Chief Executive Officer, said, "Over the last three years, the manufactured housing industry has endured a significant cyclical downturn. Industry shipments have declined from 373,000 homes in 1998 to an estimated 10-year low of 170,000 homes in 2002. This contraction in industry sales reflects dramatically tighter credit standards and reduced availability of retail financing for new homes - a reaction to the poor performance of loans financed over the past few years - which in turn has resulted in an increase in the repossession rate to approximately 100,000 homes annually. Moreover, it has led to the closure of more than 100 manufacturing facilities during this time frame, including now 15 of our own plants.

     "We continue to take the steps we think are necessary to help align our operations with the near-term industry outlook and to retain operational and financial flexibility as we head into the slower winter months," he continued. "As we began to cope with the downturn in industry sales, our goal was to lower our operational break-even to the point where we could achieve operating profitability at a manufacturing level of 95 to 105 floors per day. Now, with additional credit capacity issues arising from the recent withdrawal of Deutsche Financial Services as a floor plan lender and the bankruptcy of Conseco Inc., coupled with ongoing general weakness in the economy, we expect industry shipments to decline further in 2003. Although we have been fairly successful in stabilizing our operations over the last few quarters, we believe it is prudent to be more aggressive and strive for a break-even point based on 60 to 70 floors per day. Even with these additional plant closings, however, we will still have the capacity to increase production to approximately 100 floors per day as market conditions return to more traditional levels."



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     In view of these plant closings and a sharp decline in order rate over the last 45 days, Cavalier announced that it will establish a valuation allowance for the entire balance of its deferred tax assets at the end of 2002, in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Deferred Income Taxes." The Company expects that its 100% valuation allowance for deferred tax assets will reduce fourth quarter and full-year earnings approximately $13 million to $16 million, or $0.74 to $0.91 per diluted share.

     SFAS 109 requires that a company "reduce its deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized." Cumulative losses in recent years indicate the need for an allowance. Cavalier has incurred losses in fiscal 2000, 2001 and year-to-date 2002, and current industry conditions, plant closings and other factors increase the uncertainty concerning the timing and extent to which the Company's deferred tax assets will be realized. However, management noted that the valuation allowance may be reversed to income in future periods to the extent that related deferred tax assets are realized through a reduction of income taxes otherwise payable on future earnings.

     Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.


     With the exception of historical information, the statements made in this press release, including those containing the words "believe," "know," "will," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2001, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended September 28, 2002, under the heading "Safe Harbor Statement under the Private Litigation Report Act of 1995, as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.